                                                                Exhibit 16(c)

                            PARKSTONE GROUP OF FUNDS
                       COMPUTATION OF DISTRIBUTION RATES


DISTRIBUTION RATE INCLUDING             [INCOME AND CAPITAL GAINS      ]
CAPITAL GAINS (AND SALES                [DISTRIBUTIONS PER SHARE OVER  ]
LOADS, IF APPLICABLE) =                 [A TWELVE-MONTH PERIOD         ]
                                        [------------------------------]
                                        [SHARE PRICE (INCLUDING SALES  ]
                                        [LOADS, IF APPLICABLE) AT THE  ]
                                        [END OF THE TWELVE-MONTH PERIOD]

DISTRIBUTION RATE EXCLUDING             [INCOME DISTRIBUTIONS PER SHARE]
CAPITAL GAINS (BUT INCLUDING            [OVER A TWELVE-MONTH PERIOD    ]
SALES LOADS, IF APPLICABLE) =           [------------------------------]
                                        [SHARE PRICE (INCLUDING SALES  ]
                                        [LOADS, IF APPLICABLE) AT THE  ]
                                        [END OF THE TWELVE-MONTH PERIOD]

DISTRIBUTION RATE INCLUDING             [INCOME AND CAPITAL GAINS      ]
CAPITAL GAINS (BUT EXCLUDING            [DISTRIBUTIONS PER SHARE OVER  ]
SALES LOADS, IF APPLICABLE) =           [A TWELVE-MONTH PERIOD         ]
                                        [------------------------------]
                                        [NET ASSET VALUE AT THE END OF ]
                                        [THE TWELVE-MONTH PERIOD       ]

DISTRIBUTION RATE EXCLUDING             [INCOME DISTRIBUTIONS PER SHARE]
CAPITAL GAINS (AND EXCLUDING SALES      [OVER A TWELVE-MONTH PERIOD    ]
LOADS, IF APPLICABLE) =                 [------------------------------]
                                        [NET ASSET VALUE AT THE END OF ]
                                        [THE TWELVE-MONTH PERIOD       ]


EXAMPLES:

FOR THE YEAR ENDED 12/31/YR1:

INCOME AND CAPITAL GAINS DISTRIBUTIONS = $1.0603
INCOME DISTRIBUTIONS = $0.2483
SHARE PRICE INCLUDING SALES LOAD = $15.43
NET ASSET VALUE = $14.74

DISTRIBUTION RATE INCLUDING                     $1.0603
CAPITAL GAINS AND SALES LOADS           =       -------   =     6.87%
                                                $ 15.43

DISTRIBUTION RATE EXCLUDING                     $0.2483
CAPITAL GAINS, BUT INCLUDING            =       -------   =     1.61%
SALES LOADS                                     $ 15.43

DISTRIBUTION RATE INCLUDING                     $1.0603
CAPITAL GAINS, BUT EXCLUDING            =       -------   =     7.19%
SALES LOADS                                     $ 14.74

DISTRIBUTION RATE EXCLUDING                     $0.2483
CAPITAL GAINS AND SALES LOADS           =       -------   =     1.68%
                                                $ 14.74